Exhibit 3.3

                                 BY-LAWS
                                    OF
                        SENECA FOODS CORPORATION



                           Effective November 1, 1963
                            Amended November 4, 1972,
                              November 22, 1975,
                              December 11, 1982,
                              December 5, 1992
                                     and
                               August 5, 1995


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                            MEETING OF STOCKHOLDERS




                                ANNUAL MEETINGS

                  The annual meeting of Stockholders for the election of Directors, considering reports made to the shareholders, and the transaction of other business as may properly come before the meeting shall be held within or without the State of New York at a specific place and date that is not a legal holiday each year within six months after the close of the Corporation's fiscal year which shall be determined by the Board of Directors or at such later date as may be determined by the Board of Directors. (Amended August 5, 1995)




                                SPECIAL MEETINGS

                  Special Meetings of Stockholders, other than those regulated by statute may be called at any time by the President or by a majority of the Directors, acting with or without a meeting, or by the persons holding 25% of all the voting power of the corporation unless otherwise specified in the notice of such meeting.
(Amended December 5, 1992)

                  No business other than that specified in the notice shall be transacted at any special meeting of stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.




                                 NOTICE OF MEETINGS

                  The Secretary shall serve personally or by mail, not less than ten (10) nor more than fifty (50) days before each meeting, a written notice of every meeting, whether annual or special, upon such person who appears upon the books of the corporation to be a holder of capital stock of the corporation. If mailed, the notice shall be addressed to the stockholder at his address as it appears on the Stock Book of the corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case to the address designated in such request.

                  The notice of meeting shall state the place of the meeting, the date, the hour thereof, the purpose of the meeting, and an indication that it is being issued by or at the direction of the person or persons calling the meeting.




                                      WAIVER

                  Notwithstanding any provision of the foregoing Sections 1 and 2, a meeting of the stockholders may be held at any time and at any place and any action may be taken thereat, if notice and time of notice be waived in writing by every stockholder having the right to vote at such meeting. (Amended December 5, 1992)




                                     QUORUM

                  The holders of shares entitling them to exercise a majority of the voting power of the corporation shall constitute a quorum for any meeting of stockholders, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Provided further that any meeting for the determination of the number of Directors, or the election of Directors, or for consideration and action upon reports required to be laid before such meeting, the holders of shares entitled to exercise a 33 1/3% of the voting power of the corporation shall constitute a quorum. At any meeting of stockholders where a quorum is present, the meeting may be adjourned, from time to time, without notice other than by announcement at such meeting.




                               CLOSING STOCK BOOKS

                  The Directors may prescribe a period not exceeding fifty days and not less than ten days prior to the date of any meeting of the stockholders or prior to the date fixed for any payment of any dividend or distribution or allotment of rights or prior to the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Corporation may be made.




                                     VOTING

                  At all meetings of stockholders, all questions, in the absence of a contrary statutory or By-Law provision, shall be determined by majority vote of the stockholders present in person or by proxy, and each stockholder or proxy shall have one vote for each share held by him except as otherwise provided in the certificate of incorporation. All questions, except the question of amendment to the By-laws, the election of Directors and all such other questions the manner of deciding which is specially regulated by statute, shall be determined by a viva voce vote of the stockholders present in person or by proxy; provided, however, that any qualified voter may demand a written vote, in which event it shall immediately be taken. A written vote shall be by ballot and each ballot shall state the name of the stockholder voting and the number of shares voted, and if such ballot be cast by proxy, the name of the proxy. Every pledgor of stock standing in his name on the books of the corporation shall be deemed the owner thereof for the purpose of voting. (Amended August 5, 1995)

                  In all elections of directors of the corporation, each holder of capital stock of the corporation shall be entitled to vote the shares of each class or series of stock in the manner and to the extent, if any, as is set forth in the corporation's Certificate of Incorporation as amended from time to time. Each share entitled to vote may be voted for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted. (Amended December 5, 1992)

                  Every proxy must be dated and executed in writing by the stockholder himself or by his duly authorized attorney, and filed with the Secretary. No proxy shall be valid after the expiration of six months from the date of its execution, unless it shall specify therein the length of time it is to continue in force, which shall be for a limited period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where a irrevocable proxy is provided by law. (Amended December 5, 1992)

                  If shares are registered in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                           1. If only one votes, the vote shall be accepted by the corporation as of the vote of all; 2. If more than one vote, the act of the majority so voting shall be accepted by the corporation as the vote of all; 3. If more than one vote, but the vote is equally divided on any particular matter, the vote shall be accepted by the corporation as a proportionate vote of the shares: unless the corporation has evidence, on the record of shareholders or otherwise, that the shares are held in a fiduciary capacity. Nothing in this paragraph shall alter any requirement that the exercise of fiduciary powers be by act of a majority contained in any law applicable to such exercise of powers (including section 10-10.7 of the Estates, Powers and Trusts Law of New York); and 4. The foregoing provisions as to voting are subject to any provision of the Business Corporation Law of New York which requires a different method of voting or an order of a court of competent jurisdiction specifying the method and effect of voting of specific shares of stock.

(Amended December 5, 1992)




                             ORDER OF BUSINESS

                  At all meetings of stockholders the following order of business shall be observed so far as consistent with the purposes of the meeting:

             1.        Roll call.
             2.        Proof of notice of meeting or waiver thereof.
             3.        Statement by Secretary of the number of
                       shares of stock represented in person or by proxy, and the determination of the presence of a quorum.
             4.        Reading and approval of Minutes of preceding meeting.
             5.        Reports of Officers and Committees.
             6.        Election of Directors at Annual Meeting.
             7.        Voting on other Proposals Submitted for Shareholder Vote.
             8.        Unfinished business.
             9.        New business.
             10.       Adjournment.

(Amended December 5, 1992)



                            BOARD OF DIRECTORS




                        NUMBER AND QUALIFICATIONS

                  The business and property of this corporation shall be managed and controlled by a Board of Directors who shall be elected as provided in these By-Laws. Each Director must be at least twenty-one years of age. The Board of Directors shall consist of such number, not less than three (3) nor more than twenty-one (21), as is fixed from time to time by the Board of Directors. (Amended November 4, 1972)




                            MANNER OF ELECTION

                  The persons receiving the greatest number of votes at each meeting of Stockholders at which Directors are elected shall be the Directors.




                            TERM OF OFFICE

                  The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1975, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders after 1975, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the three classes as to make all classes as nearly equal in number as possible; except that, when the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. (Amended December 5, 1992)




                                DUTIES AND POWERS

                  The Board of Directors shall have the control and management of affairs of the corporation. The Directors shall in all cases act as a Board of Directors, regularly convened, and in the transaction of business, the acts of a majority of a quorum present at a meeting duly assembled shall be the act of the Board. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they deem proper, not inconsistent with law or these By-Laws. (Amended December 5, 1992)




                                      MEETINGS

                  The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the Annual Meeting of the Stockholders, and other regular meetings of the Board shall be held at such times as the Board, from time to time, may determine.

                  Special Meetings of the Board of Directors may be called by the President at any time; and he must, upon the written request of any two Directors, call a special meeting to be held not more than five days after the receipt of said request.




                                 NOTICE OF MEETINGS

                  No notice need he given of the first meeting of the Board after an election, or of any other regular meeting of the Board. However, notice of other meetings shall be given by service upon each Director in person or by mailing to him at his post office address as it appears upon the books of the corporation, at least five (5) days before the date therein designated for such meeting including the day of mailing, a written or printed notice thereof, specifying the time, place and purpose of the meeting. No business other than that specified in the notice shall be transacted at any special meeting. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted as if the meeting had been duly called. (Amended December 5, 1992)




                                   PLACE OF MEETING

                  Regular and Special Meetings of the Board of Directors may be held at such times and places as may be provided for in the By-Laws or resolutions adopted by the Board of Directors.

                  Any one or more members of the Board of Directors may participate in a regular or Special meeting of the Board of Directors or a meeting of any committee of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
(Amended December 11, 1982)




                                       QUORUM

                  At any meeting of the Board of Directors, a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some future time, not more than fourteen (14) days later. (Amended December 5, 1992)




                                       VOTING

                  All questions to be determined by the Board of Directors shall be determined by a majority vote of the Directors present at the meeting.




                                       VACANCIES

                  Any vacancy occurring in the Board of Directors by reason of death, resignation, removal without cause, or otherwise may be filled by a majority vote of the remaining Directors. The Director thus elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified; and the Director thus elected by the stockholders shall hold office for the remainder of the term to which his predecessor,  whose vacancy he is filling,  was elected.  (Amended  November 22,
1975)




                                   REMOVAL OF DIRECTORS

                  Any Director may be removed either with or without cause at any time by a vote of the stockholders holding two-thirds (2/3) of the stock then issued and outstanding and which was entitled to vote for the election of the Directors sought to be removed at any Special Meeting called for that purpose. (Amended November 22, 1975)




                                      RESIGNATION

                  Any  Director  may  resign  his  office  at  any  time;   such
resignation to be made in writing and to take effect immediately without acceptance.




                                       COMPENSATION

                  The Directors will receive such compensation for each meeting of the Board or any committee which they attend as may be, from time to time, set by the Board of Directors.




                                  INTERESTED DIRECTOR

                  No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association, or other entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable for this reason alone or by reason that such director or directors are present at the meeting of the Board of Directors or of a committee thereof which approves such contract or transaction, or that his or their votes are counted for such purposes:

                  1. If the material facts as to such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the directors who are not interested are insufficient to constitute an act of the Board of Directors or the committee, by unanimous vote of the directors who are not interested;
                  2. If the material facts as to such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or
                  3. If the contract or transaction is fair and reasonable as to the corporation at the time it is approved by the Board of Directors or committee thereof or the shareholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction. (Amended December 5, 1992)






                           OFFICERS AND QUALIFICATIONS

                  The officers of the corporation shall consist of a President, a Secretary, and a Treasurer, and such other officers as the Board of Directors, from time to time, elect or appoint. Such other officers may be the following:

                  Chairman of the Board Vice Chairman of the Board Executive Vice President One or more Senior Vice Presidents One or more other Vice Presidents Controller One or more Assistant Secretaries One or more Assistant Treasurers as the Board may, from time to time, determine. (Amended December 5, 1992)

                  Any two offices, except the offices of President and Secretary, President and Executive Vice President, President and Senior Vice
President, President and any other Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person. (Amended December 5, 1992)




                                      ELECTION

                  All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the Annual meeting of Stockholders.

                                  TERM OF OFFICE

                  All officers shall hold office for one year or until their successors are duly chosen and qualified, or until removed as hereinafter provided.




                                 REMOVAL OF OFFICERS

                  Any officer may he removed at any time either with or without cause by the majority vote of the Board of Directors.




                       CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

                  The Chairman of the Board and the Vice Chairman, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors, provided such officers exist. The Chairman and the Vice Chairman, in the absence of the Chairman, shall have the authority to preside at all meetings of the stockholders or to designate the President to so preside. (Amended December 5, 1992)




                                     PRESIDENT

                  The President, at the Chairman or Vice Chairman of the Board's discretion, shall preside at all meetings of the stockholders and at any meetings of the Board. Subject to the directions of the Board of Directors, the President shall have general executive supervision over the property, business and affairs of the corporation. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the corporation and shall have such other specific powers and duties as may be prescribed by the Board of Directors. (Amended December 5, 1992)




                                    VICE PRESIDENT

                  The Vice Presidents in the order designated in Section 1 of this Article or by resolution of the Board of Directors shall perform all the duties of the President in case of the absence or disability of the latter or when circumstances prevent the latter from acting, and shall have such other powers and perform such other duties as the Board of Directors may prescribe. The power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation shall be co-extensive with the like powers of the President and any such instrument so executed by any of the Vice Presidents shall be as valid and binding as though executed by the President. (Amended December 5, 1992)




                                       SECRETARY

                  The Secretary shall keep the minutes of all meetings of the stockholders, the Board of Directors, and committees. He shall keep such books as may be required by the Board of Directors, shall have charge of the seal of the corporation, shall give all notices of stockholders' and directors' meetings required by law or by these By-Laws or otherwise, and shall have such other powers and duties as the Board of Directors may prescribe. (Amended December 5,
1992)




                                   TREASURER

                  The Treasurer shall receive and have custody of all money, bills, notes, bonds, securities and other similar property belonging to the corporation and shall hold the same, subject to the order of the Board of Directors. He shall keep accurate financial accounts and hold the same open for inspection and examination by the Board. He may sign checks and execute contracts and other obligations of the corporation as are incident to his office or that may be properly required of him by the Board of Directors. On the expiration of his term of office, he shall turn over to his successor or to the Board of Directors all books, papers, money and other property of the corporation in his hands.




                                   OTHER OFFICERS

                  The Controller, Assistant Secretaries, Assistant Treasurers, if any, and other officers that the Board of Directors may elect shall have such powers and duties as the Board of Directors may prescribe.

                                 DELEGATION OF DUTIES

                  The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                     VACANCIES

                  A vacancy in any office, however created, may be filled by election by the Board of Directors.



                                    COMPENSATION




                  Compensation of officers and employees of the corporation or the method of fixing such compensation shall be determined by or pursuant to the authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may be by way of fixed salary or on the basis of earnings for the corporation or any combination thereof or otherwise as may be determined by the Board of Directors or any committee of the Board; any member of the Board or any member of such committee may participate in that determination. (Amended December 5, 1992)



                                     CAPITAL STOCK




                                      CERTIFICATES

                  The capital stock of the corporation shall be represented by certificates approved by the Directors and signed by the President and countersigned by the Secretary or any Assistant Secretary and sealed with the seal of the corporation. The certificates shall be numbered and registered in the order in which they are issued; they shall be issued in consecutive order and the records of the corporation shall contain the number of each certificate, the name(s) and address(es) of the person(s) owning the shares represented by each such certificate, the number and class of such shares, and the date of issue to the owner(s) of record. The records shall be in written form or in any other form capable of being converted to written form within a reasonable time. Each certificate representing shares shall state upon the face thereof:

                  1.  That the corporation is formed under the laws of New York;
                  2.  The name of the person or persons to whom issued;
                  3. The number and class of shares and the par value of each share represented by such certificate or a statement that the shares are without par value. If preferred shares are issued or if shares of more than one class are issued by the corporation, each certificate will also set forth a full statement of the designations, relative rights, preferences and limitations of the shares of each class or, in the alternative, each certificate will set forth that the corporation will furnish to any shareholder upon request and without charge a full
                      statement  of  the  designations,   relative  rights,
                      preferences and limitations of the shares of each class.

(Amended December 5, 1992)




                                  SUBSCRIPTIONS

                  Subscriptions to the capital stock shall be paid at such time or times and in such statements, if any, as the Board of Directors may, by resolution, require. If default shall be made in the payment of any installment as required by such resolution, the Board may declare a forfeiture of the subscriptions, provided, however, that no forfeiture of the subscriptions shall be declared as against any subscriber unless the amount due thereon shall remain unpaid for a period of thirty days after written demand has been made therefor. Upon forfeiture of the subscription, if at least fifty percent of the subscription price has been paid, the shares subscribed for shall be sold for cash at a price at least sufficient to pay the full balance owed by the delinquent subscriber plus the expenses incidental to such sale, and any excess of net proceeds realized over the amount owed on such shares shall be paid to the delinquent subscriber or to his legal representative. If no prospective purchaser offers a cash price sufficient to pay the full balance owed by the delinquent subscriber plus the expenses incidental to such sale, or if less than fifty percent of the subscription price has been paid, the shares subscribed for shall be cancelled and restored to the status of authorized but unissued shares and all previous payments thereon shall be forfeited to the corporation and transferred to capital surplus. (Amended December 5, 1992)




                             TRANSFER OF STOCK

                  The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on such books or by his duly authorized attorney, upon surrender of the certificates properly endorsed. In case of transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered and canceled before a new certificate is issued. The Board of Directors may make such other regulations as it deems expedient with respect to the transfer of shares. (Amended December 5, 1992)




                        CANCELLATION OF CERTIFICATES

                  All certificates of stock exchanged or returned to the corporation for transfer or cancellation shall be marked "cancelled" with the date of cancellation by the Secretary, and shall be immediately pasted in the certificate book opposite the memorandum of their issue.




              LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES

                  In the case of a lost, destroyed, stolen or mutilated certificate of stock the corporation must be immediately notified upon the discovery of such loss. Upon filing an affidavit of proof of loss with the Secretary of the corporation, the Board of Directors may issue a new certificate upon the condition that surety bond satisfactory to the Board is given to indemnify the corporation against loss due to the issuance of the new certificate.




                             HOLDERS OF RECORD

                  Unless otherwise provided by law or by the Certificate of Incorporation or other certificate filed pursuant to law, the Board of Directors may prescribe a period not exceeding fifty (50) days and not less than ten (10) days preceding the date fixed for the payment of any dividend or for the delivery of evidences of rights or for any other distribution allowed by law during which no transfer of stock on the books of the corporation shall be made; or, in lieu of prohibiting the transfer of stock, the Board of Directors may fix in advance a day and hour, not exceeding fifty (50) days and, not less than ten
(10) days prior to the date fixed for the payment of any dividend or for the delivery of any evidence of rights or other distribution allowed by law, as the record date for the determination of the stockholders entitled to receive any such dividend, rights or distribution, as the case may be. (Amended December 5,
1992)



                                  DIVIDENDS




                            DECLARATION OF DIVIDENDS

                  The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus profits of the corporation whenever, in the exercise of their absolute discretion, they may deem such declaration advisable. The Board of Directors of the corporation shall not declare or pay any dividend when the corporation is insolvent or would thereby be made insolvent or when the declaration or payment would be contrary to any provision of the Certificate of Incorporation. Dividends may be declared and paid and other distributions made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall be at least equal to its stated capital. In case any such dividend shall be paid or any such distribution of assets made, the Directors in whose administration the same shall have been declared or made shall be liable jointly and severally to the extent set forth in Section 719 of the Business Corporation Law of New York ("Section 719") by reason of such dividend or distribution except to the extent that, as set forth in Section 719, they submit a dissent or overcome any presumption of concurrence in the action of the Directors.
(Amended December 5, 1992)



                             BILLS, NOTES, ETC.




                                  EXECUTION

                  All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by such officer or officers as the Board of Directors shall, from time to time, by resolution direct.

                  No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bills payable, note, check, draft or warrant or other negotiable instrument or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the corporation, except as herein expressly prescribed and provided.



                                   COMMITTEES




                  The Board of Directors may at any time appoint from its members an executive, audit or any other committee or committees, consisting of such number of members as the Board may deem advisable, except that such number shall not be less than three, each of which members shall hold office during the pleasure of the Board; provided, however, that the President, if a member of the Board of Directors, shall be a member of and Chairman of the executive committee. All such committees shall have such powers as may, from time to time, be delegated by the Board of Directors except that no such committee shall have authority as to the following matters:

                  1. The submission to shareholders of any action that needs shareholders' authorization.
                  2. The filling of vacancies in the Board of Directors or in any committee.
                  3.       The fixing of compensation of the Directors for
                           serving on the Board or any committee.
                  4.       The amendment or repeal of the By-Laws, or the
                           adoption of new By-Laws.
                  5. The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

(Amended December 5, 1992)

                  The executive committee shall possess and may exercise all the power of the Board of Directors in the management and direction of the affairs of the corporation in all cases in which specific direction shall not have been given by the Board of Directors.

                  Subject to the aforesaid exceptions, any persons dealing with the corporation shall be entitled to rely upon any act of or authorization of any act by such committee to the same extent as if such action had been taken or authorized by the Board of Directors. Provided, however, that subject to the rights of third persons, as aforesaid, any action taken or authorized by such committee shall be subject to revocation, revision or alteration by the Board of Directors. Any committee may act by a majority of its members, and may prescribe its own rules for calling and holding meetings, or for acting without a meeting in its method of procedure, subject, however, to any rules prescribed by the Board of Directors. Each committee shall keep full and complete records of all meetings and actions.



                INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES




                       RIGHT OF STATUTORY INDEMNIFICATION

                  The corporation shall have the authority to indemnify, to the fullest extent permitted by the New York Business Corporation Law, any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director, officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or is or was serving such other enterprise at the request of the corporation. Such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders, (ii) a resolution of the Board of Directors, (iii) an agreement providing for such indemnification or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification. (Amended December 5, 1992)



                               OFFICE AND BOOKS




                                    OFFICES

                  The principal office of the corporation shall be located at Pittsford, New York. (Amended December 5, 1992)

                  The Board of Directors may, from time to time, establish other offices of the corporation or branches of its business at whatever place or places it deems to be expedient.




                                     BOOKS

                  The corporation shall keep at its office correct books of accounts of all its business and transactions, and shall keep a book to be known as the "Stock Book" at its office in this State or at another designated office of the corporation or in the office of its Transfer Agent, which book will contain the names, alphabetically arranged for each class of stock, of all persons who are stockholders of the corporation, showing the class and number of shares of stock held by them respectively, their address and the time when they became the owner thereof. The information in the Stock Book may be in written form or in any other form capable of being converted to written form within a reasonable time. The Stock Book of the corporation shall be open daily during usual business hours, for inspection upon at least five days' prior written demand by any person who shall have been a stockholder of record in the corporation for at least six months immediately preceding his demand or by any person holding, or thereunto authorized in writing by the holder of, at least five percent of any class of the outstanding shares; provided (a) that such inspection shall not be for the purpose of communicating with stockholders in the interest of a business or object, other than the business of the corporation, and (b) that such stockholders or persons have not within five years sold or offered for sale any list of stockholders of the corporation or any other corporation or aided or abetted any person in procuring any stock list for any such purpose; and provided, further, that such inspection may be denied to any such stockholder or any other person unless such stockholders or other person furnishes to the corporation a written statement that such inspection is desired only for the purpose of communicating with stockholders in the interest of a business or object of the corporation and that such stockholder or other person has not, within five years immediately preceding the date of such written statement, sold or offered for sale any list of stockholders of the corporation or any other corporation or aided or abetted any person in procuring any stock list for any such purpose. Persons so entitled to inspect the Stock Book may make extracts therefrom. (Amended December 5, 1992)




                     FINANCIAL STATEMENT TO STOCKHOLDERS

                  Any person who shall have been a shareholder of record for at least six months immediately preceding his request, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, may make a written request to the Treasurer for an annual balance sheet and profit and loss statement for the preceding fiscal years and the most recent interim balance sheet or profit and loss statement which has been distributed to shareholders or otherwise made available to the public. The Treasurer shall provide such statements and deliver them to the person mailing the request within thirty days thereafter and keep on file in the office of the corporation for twelve (12) months thereafter a copy of such statements given.



                              CORPORATE SEAL




                  The Seal of the corporation shall be circular in form and shall have inserted thereon the name of the corporation, the state of its organization (New York), the year of its creation (1949), and the words "Corporate Seal".



                            FISCAL YEAR AND AUDIT




                                  FISCAL YEAR

                  The fiscal year of the corporation shall commence on the 1st day of August of each year and end on the 31st day of July of each following year; or it shall encompass such other twelve month period (after adjustment for any short period caused by a change) as may be fixed from time to time by the Board of Directors.
(Amended December 5, 1992)




                                     AUDIT

                  At least once after the close of every fiscal year and as soon thereafter as is practicable, there shall be an audit of the books and accounts of the corporation and the directors shall be furnished an Annual Report on the basis of such audit.



                                  AMENDMENTS




                  The By-Laws of the corporation may be amended at a meeting of stockholders by the vote of the holders of two-thirds (2/3) of the shares present and entitled to vote at the meeting. (Amended November 22, 1975)



                                     GENDER

                                   Section 1

                  For the purpose of these By-Laws, unless the context requires otherwise, wherever the masculine gender is used, it shall also be deemed to mean the feminine or neuter gender.









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